Report of Independent Accountants

To the Board of Directors of Western
Asset Funds, Inc. and Shareholders of
Western Asset Intermediate  Bond
Portfolio, Western Asset Core Bond
Portfolio, Western Asset Core Plus
Bond Portfolio, Western Asset Inflation
Indexed Plus Bond Portfolio, Western
Asset Intermediate Plus Bond Portfolio,
Western Asset Non-U.S. Opportunity
Bond Portfolio and Western Asset
Limited Duration Bond Portfolio:

In planning and performing our audits
of the financial statements of Western
Asset Intermediate Bond Portfolio,
Western Asset Core Bond Portfolio,
Western Asset Core Plus Bond
Portfolio, Western Asset Inflation
Indexed Plus Bond Portfolio, Western
Asset Intermediate Plus Bond Portfolio,
Western Asset Non-U.S. Opportunity
Bond Portfolio and Western Asset
Limited Duration Bond Portfolio (seven
of the portfolios comprising Western
Asset Funds, Inc., hereafter referred to as the "Funds") for the period ended
March 31, 2004, we considered their
internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of March 31, 2004.

This report is intended solely for the
information and use of the Board of
Directors of Western Asset Funds, Inc.,
management and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2004

2

4